Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equitrans Midstream Corporation Amended and Restated Directors’ Deferred Compensation Plan of our report dated February 23, 2021, with respect to the financial statements of Mountain Valley Pipeline, LLC – Series A, included in Equitrans Midstream Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

August 4, 2022